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                                                                    Exhibit 12.1

NORTH AMERICAN VAN LINES, INC.
CALCULATION OF EARNINGS TO FIXED CHARGES RATIO


                                                                                      NINE-MONTH
                                                                         THREE MONTH  PERIOD FROM
                                                                         PERIOD FROM  MARCH 29,
                                                                         DECEMBER 28,   1998                                YEAR
12/31/01                                                                    1997     INCEPTION                              ENDED
                                                             YEAR ENDED   THROUGH      THROUGH    YEAR ENDED   YEAR ENDED  DECEMBER
                                                            DECEMBER 27,  MARCH 28,  DECEMBER 26, DECEMBER 25, DECEMBER 31,   31,
        EARNINGS                                                1997         1998       1998         1999         2000       2001
------------------------------------------------------------------------------------------------------------------------------------

        Add: Pre-tax income from continuing operations           31,163     (1,335)     11,567     (1,117)     49,845     53,302
                   before adjustment for minority interest
                   in consolidated subs or income or loss
                   from equity investees
             Fixed Charges                                        4,717      1,352      15,716     28,103      79,332     80,028
                                                            --------------------------------------------------------------------


        Subtotal                                                 35,880         17      27,283     26,986     129,177    133,330

        Less: Interest capitalized                                   --         --          --         --         183        578
              Minority interest in pre-tax income of subs
                   that have not incurred fixed charges              --         --          --         --          --         --
                                                            --------------------------------------------------------------------

        Total Earnings                                           35,880         17     27,283     26,986     128,994    132,752
                                                            ====================================================================


                                                                                      NINE-MONTH
                                                                         THREE MONTH  PERIOD FROM
                                                                         PERIOD FROM  MARCH 29,
                                                                         DECEMBER 28,   1998                                YEAR
12/31/01                                                                    1997     INCEPTION                              ENDED
                                                             YEAR ENDED   THROUGH      THROUGH    YEAR ENDED   YEAR ENDED  DECEMBER
                                                            DECEMBER 27,  MARCH 28,  DECEMBER 26, DECEMBER 25, DECEMBER 31,   31,
                                                                1997         1998       1998         1999         2000       2001
                                                            ------------------------------------------------------------------------
        FIXED CHARGES                                        12/27/1997   12/26/1998              12/25/1999  12/31/2000  12/31/2001
------------------------------------------------------------------------------------------------------------------------------------
        Interest expensed (including debt issuance costs)           602         --      11,567     21,409      67,251     62,001
        Interest capitalized                                         --         --          --         --         183        578
        Estimate of interest in rental expense                    4,115      1,352       4,149      6,694      11,898     17,449
                                                            --------------------------------------------------------------------

        Total Fixed Charges                                       4,717      1,352      15,716     28,103      79,332     80,028
                                                            ====================================================================

        Earnings to Fixed Charges Ratio                            7.61       0.01        1.74       0.96        1.63       1.66

        Amount Earnings is Insufficient to Cover Fixed
                   Charges                                                  (1,335)                (1,117)